EXHIBIT 10.13

FIRST AMENDMENT TO THE THIRD AMENDED AND RESTATED
MASTER RECEIVABLES PURCHASE AGREEMENT
THIS FIRST AMENDMENT TO THE THIRD AMENDED AND RESTATED MASTER RECEIVABLES PURCHASE AGREEMENT, dated April 3, 2018 (this “Amendment”), is by and among T-MOBILE AIRTIME FUNDING LLC (“T-Mobile Funding” or the “Funding Seller”); BILLING GATE ONE LLC (the “Purchaser”); LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE (“Helaba” or, in its capacity as Bank Purchasing Agent on behalf of the Bank Purchasers, the “Bank Purchasing Agent” and a “Co-Agent”); MUFG BANK (EUROPE) N.V. GERMANY BRANCH, (“MUFG” or, in its capacity as Bank Collections Agent on behalf of the Bank Purchasers, the “Bank Collections Agent” and a “Co-Agent”); T-MOBILE PCS HOLDINGS LLC, as Servicer (“T-Mobile PCS Holdings” or the “Servicer”); and T-MOBILE US, INC., a Delaware corporation (“TMUS”) and T-MOBILE USA, INC., a Delaware corporation (“TMUSA”) (collectively, the “Performance Guarantor”).
RECITALS:
WHEREAS, the parties hereto have entered into the Third Amended and Restated Master Receivables Purchase Agreement, dated as of February 5, 2018, (as amended, supplemented or otherwise modified from time to time, the “Agreement”); and
WHEREAS, as of April 1, 2018, The Bank Of Tokyo-Mitsubishi UFJ, Ltd., Düsseldorf Branch (previously a branch of Bank Of Tokyo-Mitsubishi UFJ, Ltd.) was transferred under MUFG Bank (Europe) N.V. as part of intragroup reorganization. As a result, MUFG assumed all rights and obligations of The Bank Of Tokyo-Mitsubishi UFJ, Ltd., Düsseldorf Branch under the Agreement; and
WHEREAS, the parties hereto wish to amend the Agreement as set forth in this Amendment.
NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants hereinafter set forth and intending to be legally bound hereby, agree as follows:

ARTICLE 1

DEFINITIONS
Section 1.01    Capitalized Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

ARTICLE 2

AMENDMENTS
Section 2.01    Amendments to the Agreement.
(a)    Section 1.1 of the Agreement is hereby amended by adding the following definitions in alphabetical order:
“Acceptable Differential” means, for Helaba and MUFG, the percentage specified for such Bank Purchaser in the applicable Fee Letter.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that (a) in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time and (b) in the case of a “group” pursuant to Rule 13d-5(b)(1) of the Exchange Act which group includes one or more Permitted Holders (or one or more Permitted Holders is deemed to share Beneficial Ownership with one or more other persons of any shares of Capital Stock), (i) such “group” shall be deemed not to have Beneficial Ownership of any shares held by such Permitted Holder and (ii) any person (other than such Permitted Holder) that is a member of such group (or sharing such Beneficial Ownership) shall be deemed not to have Beneficial Ownership of any shares held by such Permitted Holder (or in which any such Person shares beneficial ownership). The term “Beneficial Ownership” has a corresponding meaning.
“Capital Stock” means
(a) in the case of a corporation, corporate stock;
(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, respectively; and
(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Change of Control Triggering Event” means the occurrence of a Change of Control:
(a) (i) that is accompanied or followed by a downgrade by one or more gradations (including gradations within ratings categories as well as between ratings categories) or withdrawal of the rating of any series of Senior Notes of TMUSA within the Ratings Decline Period by at least two out of the three Rating Agencies and (ii) the rating of any series of Senior Notes of TMUSA on any day during such Ratings Decline Period is below the rating by each such Rating Agency in effect immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement), provided that in making the relevant decision(s) referred to above to downgrade or withdraw such ratings, as applicable, the relevant Rating Agency announces publicly or confirms in writing during such Ratings Decline Period that such decision(s) resulted, in whole or in part, from the occurrence (or expected occurrence) of such Change of Control or the announcement of the intention to effect such Change of Control; provided, further that no Change of Control Triggering Event shall be deemed to occur if at the time of the applicable downgrade the rating of any series of Senior Notes of TMUSA by at least two out of the three Rating Agencies is investment grade; or
(b) as to which the Bank Purchasing Agent has not had the opportunity to complete a satisfactory “know your client” review process; or
(c) which results in TMUS or any of its Affiliates being classified as a Sanctioned Person (as defined in Section 27.1); or
(d) as to which, at the time of the Change of Control, each of the legal opinions in connection with this Agreement which were delivered on November 30, 2016, has not been, upon request, timely re-issued in form and substance reasonably satisfactory to the Bank Purchasing Agent and its counsel.
“Cost of Funds Rate” means, with respect to any Accrual Period, (a) for Helaba and MUFG, the rate per annum, calculated, in good faith, by such Bank Purchaser, which reflects such Bank Purchaser’s cost of funding its Ratable Share of the Funded Amount, taking into account such costs and expenses related thereto as it deems appropriate, as notified by such Bank Purchaser to the Funding Seller and the Servicer on the Business Day prior to each Settlement Date and (b) for Autobahn, its LIBOR Rate.
“Fitch” means Fitch Ratings, Inc.
“MUFG” means MUFG Bank (Europe) N.V. Germany Branch.
“Permitted Holder” means (i) Deutsche Telekom and (ii) any direct or indirect Subsidiary of Deutsche Telekom.
“Rating Agency” means each of Moody’s, S&P, Fitch and, if any of Moody’s, S&P or Fitch ceases to exist or ceases to rate the Senior Notes for reasons outside of the control of TMUSA, any other nationally recognized statistical rating organization selected by TMUSA as a replacement agency.
“Ratings Decline Period” means the period that (i) begins on the earlier of (a) the date of the first public announcement of the occurrence of a Change of Control or of the intention by TMUSA or a shareholder of TMUSA, as applicable, to effect a Change of Control or (b) the occurrence thereof and (ii) ends 90 days following consummation of such Change of Control; provided that such period shall be extended for so long as the rating of the Senior Notes of the applicable series, as noted by the applicable Rating Agency, is under publicly announced consideration for downgrade by the applicable Rating Agency.
“Senior Notes” means the senior unsecured notes issued pursuant to the base indenture, dated as of April 28, 2013, among TMUSA, each of the guarantors party thereto, Deutsche Bank Trust Company Americas, as trustee, as amended, supplemented or otherwise modified from time to time (and any substantially identical notes issued in respect thereof).
“TMUSA” means T-Mobile USA, Inc.
“Voting Stock” means, with respect to any specified Person as of any date, the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Wholly Owned Subsidiary” means, as to any Person, any other Person all of the Capital Stock of which (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals to the extent required by applicable Requirement of Law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.
(b)    Section 1.1 of the Agreement is hereby amended by amending and restating the following definitions to read as follows:
“Change of Control” means the occurrence of any of the following: (1) the occurrence of any of the following: (a) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of TMUSA and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than any such disposition to a Subsidiary or a Permitted Holder; (b) the adoption of a plan relating to the liquidation or dissolution of TMUSA; (c) the consummation of any transaction (including any merger or consolidation), the result of which is that any “person” (as defined above), other than a Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of TMUS (or its successor by merger, consolidation or purchase of all or substantially all of its assets or its equity), measured by voting power rather than number of shares; or (d) TMUSA ceases to be a direct or indirect Wholly Owned Subsidiary of TMUS.
“KfW Guarantee Facility Agreement” means that certain November 2016 Amended and Restated Guarantee Facility Agreement, dated December 5, 2016, by and among TMUS, the Funding Seller and KfW.
“LIBOR Rate” of any Bank Purchaser means (A) with respect to Helaba and MUFG, 1-Month LIBOR, and (B) with respect to Autobahn, prior to the May 2018 Settlement Date, 3-Month LIBOR and on and after the May 2018 Settlement Date, 1-Month LIBOR.

“Performance Guarantor” means, notwithstanding clause (6) of the recitals hereto, TMUS and TMUSA, jointly and severally, and in the future, any other Person acting as guarantor pursuant to a Performance Guarantee.
“Subsidiary” means, with respect to any specified Person (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
(c)    Section 1.1 of the Agreement is hereby amended by replacing the references to “the Performance Guarantor” with “TMUS” in the definitions of “Consolidated Debt,” “Consolidated EBITDA,” “Consolidated Net Income,” “Consolidated Shareholders’ Equity,” and “Consolidated Total Assets.”
(d)    Section 4.2(b) is hereby amended by adding the words “until the May 2018 Settlement Date” immediately after the word “thereafter” at the end of the first clause thereof.
(e)    Section 4.2 is hereby amended by adding the following two subsections:
(c)    On the May 2018 Settlement Date and each subsequent Settlement Date thereafter until the Settlement Date specified in a notice given pursuant to subsection 4.2(d) with respect to a specific Bank Purchaser, the Purchaser, for the benefit of each Bank Purchaser, shall be entitled to receive from Collections a fee in an amount equal to the product of (a) such Bank Purchaser’s Cost of Funds Rate for the immediately preceding Accrual Period plus such Bank Purchaser’s Factoring Fee Margin in effect during such Accrual Period, (b) such Bank Purchaser’s Ratable Share of the Funded Amount on the immediately preceding Settlement Date and (c) a fraction, (i) the numerator of which is the actual number of days that elapsed during the most recently ended Accrual Period and (ii) the denominator of which is 360.

(d)    In the event that the Cost of Funds Rate for Helaba or MUFG is more than the Acceptable Differential in excess of the LIBOR Rate for such Bank Purchaser, the Funding Seller may give irrevocable notice to such Bank Purchaser that it wishes to base future payments of the Factoring Fee on the LIBOR Rate for such Bank Purchaser beginning on the Settlement Date (specified in such notice) which follows a complete Accrual Period after the date of such notice. Thereafter, on such Settlement Date and each Settlement Date thereafter, the Purchaser, for the benefit of such Bank

Purchaser, shall be entitled to receive from Collections a fee in an amount equal to the product of (a) such Bank Purchaser’s LIBOR Rate for the immediately preceding Accrual Period plus such Bank Purchaser’s Factoring Fee Margin in effect during such Accrual Period, (b) such Bank Purchaser’s Ratable Share of the Funded Amount on the immediately preceding Settlement Date and (c) a fraction, (i) the numerator of which is the actual number of days that elapsed during the most recently ended Accrual Period and (ii) the denominator of which is 360. For the avoidance of doubt, upon delivery of such irrevocable notice, the Funding Seller shall not again be permitted to request to base any future payments of such Bank Purchaser’s Factoring Fee on the Cost of Funds Rate.
(f)    Section 6.2 is hereby amended by amendment and restatement of the lead-in sentence as follows:
“Each of TMUS and TMUSA hereby represents and warrants to each of the Purchasing Entities that, as of the date hereof and each Purchase Date:”
(g)    The definition of “KfW Termination Date” and Sections 7.1(k)(A), (B) and (F) and 20.4 of the Agreement are hereby amended by replacing the references to “the Performance Guarantor” with “TMUS.”
(h)    Section 11.4(i) of the Agreement is hereby amended by amendment and restatement of such section as follows:
“(i) a Change of Control Triggering Event shall have occurred;”
(i)    The following Section 19.10 of the Agreement is hereby added as a new section:
“19.10. Joint and Several Obligations. Each of TMUS and TMUSA agrees to perform the obligations of the Performance Guarantor hereunder on a joint and several basis.”
(j)    Article 19 is hereby amended by replacing each occurrence of the term “TMUS Guaranteed Obligations” (including in the definition thereof) with the term “Performance Guaranteed Obligations”.
(k)    Section 27.2 is hereby amended by amendment and restatement of the lead-in sentence as follows:
“Each of TMUS and TMUSA hereby represents and warrants to each of the Purchasing Entities that, (x) with respect to TMUS, as of the November 2014 Amendment Effective Date, and (y) with respect to each of TMUS and TMUSA, as of the date hereof and each Purchase Date thereafter:”
(l)    The Agreement is hereby amended by replacing all references to “BTMU” with “MUFG.”

ARTICLE 3
EFFECTIVENESS; RATIFICATION
Section 3.01    Effectiveness. This Amendment shall become effective up delivery of executed counterparts to the Co-Agents, and this Amendment thereafter shall be binding on the parties hereto and their respective successors and assigns as of the date hereof.
Section 3.02    Incorporation; Ratification.
(a)    On and after the execution and delivery hereof, this Amendment shall be a part of the Agreement and each reference in the Agreement to “this Agreement” or “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Agreement shall mean and be a reference to such Agreement as previously amended, and as amended, modified and consented to hereby.
(b)    Except as expressly provided herein, the Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.
(c)    After giving effect to this Amendment, (i) TMUSA is added as a Performance Guarantor, jointly and severally, with TMUS in the Agreement, and (ii) the Performance Guarantee is and shall continue to be in full force and effect.
ARTICLE 4
MISCELLANEOUS
Section 4.01    Representations and Warranties.
(a)    The Funding Seller hereby represents and warrants to the Purchaser and the Bank Purchasers that its representations and warranties set forth in Section 6.1 of the Agreement are true and correct in all material respects as of the date hereof.
(b)    The Servicer hereby represents and warrants to the Purchaser and the Bank Purchasers that its representations and warranties set forth in Section 3.12 of the Agreement are true and correct in all material respects as of the date hereof.
(c)    Each of TMUS and TMUSA hereby represents and warrants to the Purchaser and the Bank Purchasers that its representations and warranties set forth in Section 6.2 of the Agreement are true and correct in all material respects as of the date hereof.
Section 4.02    No Other Amendments; Status of Agreement and Related Documents. The amendments set forth herein are limited as specified and shall not be construed as an amendment to any other term or provision of the Agreement.
Section 4.03    Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE

PERFECTION OF THE RESPECTIVE INTERESTS OF THE CO-AGENTS, THE PURCHASER AND THE BANK PURCHASERS IN THE PURCHASED RECEIVABLES AND THE RELATED RIGHTS ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
Section 4.04    Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing such counterpart.
[Signatures on following page]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed as of the date first above written.

T-MOBILE AIRTIME FUNDING LLC
as Funding Seller

By:	/s/ Dirk Wehrse
Name: Dirk Wehrse
Title: Senior Vice President, Treasury & Treasurer

BILLING GATE ONE LLC
as Purchaser

By:	Billing Gate One Trust, as Manager
By:	Wells Fargo Delaware Trust Company, National
Association, solely as Trustee and not in its individual
capacity

By:	/s/ Sandra Battaglia
Name: Sandra Battaglia
Title: Vice President

[Signature Page to the 1st Amendment to the 3rd A&R MRPA]

LANDESBANK HESSEN-THÜRINGEN
GIROZENTRALE,
as Bank Purchasing Agent

By:	/s/ Bjoern Mollner
Name: Bjoern Mollner
Title: SVP

By:	/s/ Daniel Geflitter
Name: Daniel Geflitter
Title: Associate

[Signature Page to the 1st Amendment to the 3rd A&R MRPA]

MUFG BANK (EUROPE) N.V. GERMANY
BRANCH,
as Bank Collections Agent

By:	/s/ Taketoshi Obata
Name: Taketoshi Obata
Title: Managing Director

By:	/s/ Stephan Stamm
Name: Stephan Stamm
Title: Managing Director

[Signature Page to the 1st Amendment to the 3rd A&R MRPA]

AUTOBAHN FUNDING COMPANY LLC,
as the Conduit Purchaser and as a Bank Purchaser

By:	/s/ Alexander Ploch
Name: Alexander Ploch
Title: Senior Vice President

By:	/s/ Christian Haesslein
Name: Christian Haesslein
Title: Director

DZ BANK AG DEUTSCHE ZENTRAL-
GENOSSENSCHAFTSBANK, FRANKFURT AM
MAIN, NEW YORK BRANCH,
as the Conduit Agent

By:	/s/ Alexander Ploch
Name: Alexander Ploch
Title: Senior Vice President

By:	/s/ Christian Haesslein
Name: Christian Haesslein
Title: Director

[Signature Page to the 1st Amendment to the 3rd A&R MRPA]

T-MOBILE PCS HOLDINGS LLC,
as Servicer

By:	/s/ Dirk Wehrse
Name: Dirk Wehrse
Title: Senior Vice President, Treasury & Treasurer

T-MOBILE US, INC.,
as Performance Guarantor

By:	/s/ Dirk Wehrse
Name: Dirk Wehrse
Title: Senior Vice President, Treasury & Treasurer

T-MOBILE USA, INC.,
as Performance Guarantor

By:	/s/ Dirk Wehrse
Name: Dirk Wehrse
Title: Senior Vice President, Treasury & Treasurer

ACKNOWLEDGED AND AGREED:

KfW IPEX-BANK GESELLSCHAFT MIT BESCHRAENKTER HAFTUNG

By:	/s/ Sebastian Eberle
Name: Sebastian Eberle
Title: Director

By:	/s/ Franziska Wörner
Name: Franziska Wörner
Title: Assistant Vice President

[Signature Page to the 1st Amendment to the 3rd A&R MRPA]